Exhibit 99.1
Remy International, Inc. Announces Second Quarter 2013 Results
PENDLETON, Ind., August 5, 2013 /PRNewswire/ -- Remy International, Inc. (NASDAQ:REMY), a leading worldwide manufacturer, remanufacturer, and distributor of starters and alternators for light vehicle and commercial vehicle applications, locomotive products and hybrid electric motors, today announced its financial results for the second quarter ended June 30, 2013.

Second Quarter Highlights

•
Net sales of $282.3 million for the second quarter of 2013, a decline of 4% compared to $294.8 million for the second quarter of 2012. The decline is due to unfavorable volume / mix in original equipment and hybrid partially offset by favorable aftermarket volume. The second quarter of 2012 benefited from a very strong North American commercial vehicle market and robust aftermarket orders.

•
Adjusted EBITDA of $33.2 million for the second quarter of 2013 compared to $39.7 million for the second quarter of 2012. Second quarter 2013 results were impacted by planned investments in China and our aftermarket businesses plus higher operating costs.

•	Net income attributable to common stockholders was $11.4 million for the second quarter of 2013 compared to $17.4 million for the second quarter of 2012.

•
In the second quarter, Remy completed the acquisition of the remaining 49% of its Remy Hubei Electric Joint venture from its Chinese joint venture partner thereby giving Remy 100% control of the entity. This action as well as our Wuhan plant launch more than double our capacity of alternators and significantly expands our starter capacity in China.

•	New business awarded and launched during the quarter:

◦	China: Shanghai GM, Dongfeng Peugeot, Chongqing Yuan Huaihai Power Co.

◦	North America: hybrid contract with Odyne

◦	Japan: alternators at ISM Japan (Perkins Shibaura/IHI JV)

◦	India: starter business with CAT India

◦	Global: new 35MT starter launched for Cummins Engine

•	On August 2, 2013, the Board of Directors declared a quarterly dividend of $0.10 per share payable on August 30, 2013 to shareholders of record as of August 16, 2013.

First Half Highlights

•
Net sales of $564.1 million for the six months ended June 30, 2013, a decline of 4% compared to $587.9 million for the six months ended June 30, 2012. The decline is due to unfavorable volume / mix in original equipment and hybrid partially offset by favorable aftermarket volume.

•	Adjusted EBITDA of $64.5 million for the six months ended June 30, 2013, compared to $78.1 million for the six months ended June 30, 2012.

•	Net income attributable to common stockholders was $12.6 million for the six months ended June 30, 2013 compared to $26.2 million for the six months ended June 30, 2012:

◦	2013 results include $9.8 million in non-recurring restructuring and separation cost, and $4.3 million in loss on extinguishment of debt and refinancing fees

◦	2012 results include $3.6 million in restructuring and other charges

•	Successfully refinanced our Term B Loan with a new $300 million 7-year Term B Loan resulting in 2013 annualized interest savings of $6 million.

Financial Results	Three Months Ended	Three Months Ended
	June 30, 2013	June 30, 2012
Net sales	$282.3 million	$294.8 million
Net income attributable to common stockholders	$11.4 million	$17.4 million
Diluted earnings per share	$0.36	$0.56
Adjusted EBITDA	$33.2 million	$39.7 million

	Six Months Ended	Six Months Ended
	June 30, 2013	June 30, 2012
Net sales	$564.1 million	$587.9 million
Net income attributable to common stockholders	$12.6 million	$26.2 million
Diluted earnings per share	$0.40	$0.85
Adjusted EBITDA	$64.5 million	$78.1 million

Fred Knechtel, Remy International, Inc. Chief Financial Officer, added, “First half financial performance was in line with our expectations. The year-over-year decline was due to lower light duty original equipment and hybrid volumes, softer North American commercial vehicle demand, growth investments, one-time refinancing, restructuring and separation costs. Our operational restructuring and refinancing actions are expected to improve our cost structure for the second half of 2013.”

Jay Pittas, Remy International, Inc. President and CEO commented, “In the second quarter of 2013, we made significant progress executing our business plan to achieve future growth. Our investments to support the aftermarket helped drive increased sales. We completed the acquisition of the outstanding shares of our China Hubei joint venture and started production at our Wuhan facility. These provide increased control over our business, more than double existing alternator capacity and significantly expand our starter capacity in China. During the quarter, we realized the benefits of these investments with several new business awards with key Chinese customers. We remain confident that we have the right strategies in place to achieve long-term success for the Company."

About Remy
Founded by the Remy Brothers in 1896, Remy International, Inc. is a leading global manufacturer and remanufacturer of alternators, starter motors and electric traction motors. Headquartered in Pendleton, IN, with global operations across five continents and 10 countries, Remy International markets products under the Delco Remy®, Remy® and World Wide Automotive® brands. Known for innovation, efficiency, quality, and best-in-class customer service and support, Remy International’s products are integrated by leading industrial, specialty, automotive and heavy-duty OEMs, and aftermarket providers worldwide. We Start the World & Keep It RunningTM.
Conference Call
Remy will host a call with investors and analysts to discuss second quarter 2013 results on Tuesday, August 6, 2013 beginning at 9 a.m. Eastern Time. A live webcast of the conference call will be available on the Remy Investor Relations website at http://www.remyinc.com. The conference call replay will also be available via webcast through the Remy Investor Relations website at http://www.remyinc.com.
Use of Non-U.S. GAAP Financial Information
Accounting principles generally accepted in the United States (U.S. GAAP) is the standard framework of guidelines for financial accounting. U.S. GAAP includes the standards, conventions, and rules accountants follow in recording and summarizing transactions and in the preparation of financial statements. In addition to reporting financial results in accordance with U.S. GAAP, Remy has provided Adjusted EBITDA, a non-U.S. GAAP financial measure, which is frequently used by management, analysts, investors and other interested parties. Management believes that the non-U.S. GAAP financial measure presented provides a useful measure of Remy’s financial performance since it excludes certain items which do not reflect ongoing operations including costs associated with restructuring costs, impairment of assets related to capital investments, interest on our debt and non-cash stock-based compensation charges. Adjusted EBITDA is defined by the Company as net income attributable to common stockholders before (i) interest expense–net, (ii) income tax expense, (iii) depreciation and amortization, (iv) stock-based compensation expense, (v) net income attributable to noncontrolling interest, (vi) restructuring, other charges and other impairment charges, (vii) loss on extinguishment of debt and refinancing fees, (viii) executive officer separation cost and (ix) other adjustments. Adjusted EBITDA as defined by the Company may differ from non-U.S. GAAP measures used by other companies and is not a measurement under U.S. GAAP. There are limitations inherent in non-U.S. GAAP financial measures in that they exclude a variety of charges and credits that are required to be included in a U.S. GAAP presentation, and therefore do not present the full measure of the Company's recorded costs against its revenue. Accordingly, in analyzing Remy’s future financial performance, non-U.S. GAAP results presented should be considered together with U.S. GAAP results, rather than as an alternative to U.S. GAAP basis financial measures. Reconciliations of non-U.S. GAAP measures to related U.S. GAAP measures are presented in the financial schedules which accompany this release.
Forward Looking Statements
This press release contains forward-looking statements. Forward-looking statements provide our current expectations or forecasts of future events. Forward-looking statements include statements about our expectations, beliefs, plans, objectives, intentions, assumptions and other statements that are not historical facts.  Such forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from anticipated results. We undertake no obligation to publicly revise any forward-looking statement to reflect circumstances or events to reflect the new information, future events, or otherwise. The risks and uncertainties which forward-looking statements are subject to include, but are not limited to, future financial results and liquidity, development of new products and services, the effect of competitive products or pricing, the effect of commodity and raw material prices, the impact of supply chain cost management initiatives, restructuring risks, customs duty claims, litigation uncertainties and warranty claims, conditions in the automotive industry, foreign currency fluctuations, costs related to re-sourcing and outsourcing products, the effect of economic conditions, and other risks identified in the “Special note regarding forward-looking statements”, “Risk Factors” and other sections of the Company's previously filed most recent Annual Report on Form 10-K, subsequent Quarterly Reports on Form 10-Q and other filings with the Securities and Exchange Commission.

A copy of the second quarter 2013 Form 10-Q will be available on the Remy International Website at:
http://www.remyinc.com under Investor Relations.
Investor Contact: Eric Struik, Vice President of Finance
Struik.Eric@remyinc.com
(765) 778-6749
SOURCE : Remy International, Inc.

Remy International, Inc.
Index of consolidated financial information

Consolidated balance sheets as of June 30, 2013 (unaudited) and December 31, 2012	A-2
Consolidated statements of operations (unaudited) for the three and six months ended June 30, 2013 and June 30, 2012	A-3
Consolidated statements of cash flows (unaudited) for the six months ended June 30, 2013 and June 30, 2012	A-4
Reconciliation of non-U.S. GAAP financial measures (unaudited) for the three and six months ended June 30, 2013 and June 30, 2012	A-5

The accompanying unaudited consolidated financial information and reconciliation schedules should be read in conjunction with the Remy International, Inc. Annual Report on Form 10-K for the year ended December 31, 2012 and Quarterly Report on Form 10-Q for the period ended June 30, 2013, which were filed with the United States Securities and Exchange Commission.

Remy International, Inc.
Consolidated balance sheets

	June 30,	December 31,
(In thousands, except share information)	2013	2012
Assets:	(unaudited)
Current assets:
Cash and cash equivalents	$61,046	$111,733
Trade accounts receivable (less allowances of $1,738 and $1,931)	188,957	170,637
Other receivables	23,495	17,203
Inventories	166,083	158,936
Deferred income taxes	37,982	36,315
Prepaid expenses and other current assets	7,207	15,431
Total current assets	484,770	510,255

Property, plant and equipment	236,494	227,955
Less accumulated depreciation and amortization	(93,371)	(86,072)
Property, plant and equipment, net	143,123	141,883

Deferred financing costs, net of amortization	4,142	4,867
Goodwill	271,418	271,418
Intangibles, net	96,321	99,329
Other noncurrent assets	80,937	73,463
Total assets	$1,080,711	$1,101,215

Liabilities and Equity:
Current liabilities:
Short-term debt	$3,044	$9,098
Current maturities of long-term debt	3,704	3,470
Accounts payable	146,205	155,407
Accrued interest	89	112
Accrued restructuring	1,539	3,679
Other current liabilities and accrued expenses	119,448	108,157
Total current liabilities	274,029	279,923

Long-term debt, net of current maturities	295,353	284,475
Postretirement benefits other than pensions	1,819	1,969
Accrued pension benefits	30,699	31,762
Deferred income taxes	1,964	2,390
Other noncurrent liabilities	30,401	29,188

Equity:
Remy International, Inc. stockholders' equity:
Common stock, Par value of $0.0001; 32,013,810 shares outstanding at June 30, 2013, and 31,865,008 shares outstanding at December 31, 2012	3	3
Treasury stock, at cost; 235,658 treasury shares at June 30, 2013, and 133,467 treasury shares at December 31, 2012	(1,477)	(229)
Additional paid-in capital	317,833	323,912
Retained earnings	192,743	186,483
Accumulated other comprehensive loss	(62,656)	(50,307)
Total Remy International, Inc. stockholders' equity	446,446	459,862
Noncontrolling interest	—	11,646
Total equity	446,446	471,508
Total liabilities and equity	$1,080,711	$1,101,215

Remy International, Inc.
Consolidated statements of operations
(Unaudited)

	Three months ended June 30,		Six months ended June 30,
(In thousands, except per share amounts)	2013	2012	2013	2012

Net sales	$282,349	$294,819	$564,076	$587,881
Cost of goods sold	227,648	233,325	454,396	464,350
Gross profit	54,701	61,494	109,680	123,531
Selling, general, and administrative expenses	32,415	33,516	72,565	67,789
Restructuring and other charges	2,128	1,892	2,809	3,589
Operating income	20,158	26,086	34,306	52,153
Interest expense–net	3,731	6,788	10,068	13,764
Loss on extinguishment of debt and refinancing fees	—	—	4,256	—
Income before income taxes	16,427	19,298	19,982	38,389
Income tax expense	4,963	1,334	6,675	10,899
Net income	11,464	17,964	13,307	27,490
Less net income attributable to noncontrolling interest	96	523	659	1,337
Net income attributable to common stockholders	$11,368	$17,441	$12,648	$26,153

Basic earnings per share:
Earnings per share	$0.36	$0.57	$0.41	$0.86
Weighted average shares outstanding	31,239	30,637	31,173	30,574
Diluted earnings per share:
Earnings per share	$0.36	$0.56	$0.40	$0.85
Weighted average shares outstanding	31,364	30,892	31,314	30,774
Dividends declared per common share	$0.10	$0.10	$0.20	$0.10

Remy International, Inc.
Consolidated statements of cash flows
(Unaudited)

	Six months ended June 30,
(In thousands)	2013	2012
Cash flows from operating activities:
Net income	$13,307	$27,490
Adjustments to reconcile net income to cash (used in) provided by operating activities:
Depreciation and amortization	17,022	18,799
Amortization of debt issuance costs	613	882
Loss on extinguishment of debt and refinancing fees	4,256	—
Stock-based compensation	3,246	3,536
Deferred income taxes	(3,409)	424
Accrued pension and postretirement benefits, net	(416)	(1,259)
Restructuring and other charges	2,809	3,589
Cash payments for restructuring charges	(4,949)	(5,059)
Other	(801)	(908)
Changes in operating assets and liabilities, net of restructuring charges:
Accounts receivable	(27,010)	(20,882)
Inventories	(9,187)	1,169
Accounts payable	(6,206)	883
Other current assets and liabilities, net	7,231	(15,691)
Other noncurrent assets and liabilities, net	(6,446)	(8,818)
Net cash (used in) provided by operating activities	(9,940)	4,155

Cash flows from investing activities:
Purchases of property, plant and equipment	(13,239)	(13,222)
Net proceeds on sale of assets	303	268
Government grant proceeds related to capital expenditures	—	562
Net cash used in investing activities	(12,936)	(12,392)

Cash flows from financing activities:
Change in short-term debt and revolver	(5,750)	1,758
Payments made on long-term debt, including capital leases	(288,874)	(8,717)
Proceeds from issuance of long-term debt	299,250	—
Dividend payments on common stock	(6,331)	(3,064)
Purchase of treasury stock	(1,248)	(23)
Debt issuance costs	(3,476)	—
Purchase of and distributions to noncontrolling interest	(18,902)	—
Other	—	565
Net cash used in financing activities	(25,331)	(9,481)

Effect of exchange rate changes on cash and cash equivalents	(2,480)	(369)
Net decrease in cash and cash equivalents	(50,687)	(18,087)
Cash and cash equivalents at beginning of period	111,733	91,684
Cash and cash equivalents at end of period	$61,046	$73,597
Supplemental information:
Noncash investing and financing activities:
Purchases of property, plant and equipment in accounts payable	$1,825	$1,649

Remy International, Inc.
Reconciliation of non-U.S. GAAP financial measures
(Unaudited)

Adjusted EBITDA is not a measure of performance defined in accordance with U.S. GAAP. We use adjusted EBITDA as a supplement to our U.S. GAAP results in evaluating our business. Other companies in our industry define adjusted EBITDA differently from us and, as a result, our measure is not comparable to similarly titled measures used by other companies in our industry.

We define adjusted EBITDA as net income attributable to common stockholders before interest expense–net, income tax expense, depreciation and amortization, stock-based compensation expense, net income attributable to noncontrolling interest, restructuring, other charges and other impairment charges, loss on extinguishment of debt and refinancing fees, executive officer separation and other adjustments as set forth in the reconciliations provided below.

Adjusted EBITDA is one of the key factors upon which we assess performance. As an analytical tool, adjusted EBITDA assists us in comparing our performance over various reporting periods on a consistent basis because it excludes items that we do not believe reflect our ongoing operating performance.

Adjusted EBITDA should not be considered as an alternative to net income as an indicator of our performance, as an alternative to net cash provided by operating activities as a measure of liquidity, or as an alternative to any other measure prescribed by U.S. GAAP. There are limitations to using non-U.S. GAAP measures such as adjusted EBITDA. Although we believe that adjusted EBITDA may make an evaluation of our operating performance more consistent because it removes items that do not reflect our ongoing operations, adjusted EBITDA excludes certain financial information that some may consider important in evaluating our performance.

The following table sets forth a reconciliation of adjusted EBITDA to its most directly comparable U.S. GAAP measure, net income attributable to common stockholders.

	Three months ended June 30,		Six months ended June 30,
(in thousands)	2013	2012	2013	2012

Net income attributable to common stockholders	$11,368	$17,441	$12,648	$26,153
Adjustments:
Interest expense–net	3,731	6,788	10,068	13,764
Income tax expense	4,963	1,334	6,675	10,899
Depreciation and amortization	8,809	9,771	17,022	18,799
Stock-based compensation expense	1,749	1,964	3,246	3,536
Net income attributable to noncontrolling interest	96	523	659	1,337
Restructuring and other charges	2,128	1,892	2,809	3,589
Loss on extinguishment of debt and refinancing fees	—	—	4,256	—
Executive officer separation	—	—	7,000	—
Other	368	—	104	—
Total adjustments	21,844	22,272	51,839	51,924
Adjusted EBITDA	$33,212	$39,713	$64,487	$78,077